Principal Variable Contracts Funds, Inc. 711 High Street, Des Moines, IA 50392 515 247 5111 tel
April 30, 2019
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE:	Principal Variable Contracts Funds, Inc.
Post Effective Amendment No. 117 to Registration Statement on Form N-1A
File Numbers: 002-35570, 811-01944
I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b).
Please call me at 515-235-1209 if you have any questions.
Sincerely,
/s/ Britney L. Schnathorst
Britney L. Schnathorst
Assistant Counsel and Assistant Secretary
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